Execution Copy

Exhibit 10.38

EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT (this “Agreement”), is dated as of December 31, 2022, by and between Giga-tronics Incorporated, a California corporation (the “Company”), and BitNile Holdings, Inc., a Delaware corporation (the “Holder”).

WHEREAS:

A.
The Holder is the owner, beneficially and of record, a Senior Secured Convertible Promissory Note due February 14, 2023 in the principal face amount of $4,250,000 dated September 8, 2022 (the “Prior Note”);

B.
In connection with the Securities Purchase Agreement dated September 8, 2022 providing for the Holder’s purchase of the Original Note, the Holder and the Company also entered into a security agreement and a registration rights agreement, each dated of even date therewith;

C. The Company and the Holder desire to enter into this Agreement, pursuant to which, among other things, the Holder shall exchange (i) the Prior Note for a new promissory note in the principal amount of $4,382,740 due December 31, 2024 (the “Exchange Note”), which Exchange Note is attached hereto as Exhibit A, (ii) the original Security Agreement by and between the Holder, the Company and the other signatory thereto dated September 8, 2022 (the “Prior Security Agreement”) for a new security agreement (the “Exchange Security Agreement”), which Exchange Security Agreement is attached hereto as Exhibit B, and (iii) the original Registration Rights Agreement by and between the Holder and the Company dated September 8, 2022 (the “Prior Registration Rights Agreement” and with the Prior Note and the Prior Security Agreement, the “Prior Instruments”) for a new registration rights agreement (the “Exchange Registration Rights Agreement” and with the Exchange Note and the Exchange Security Agreement, the “Exchange Instruments”), which Exchange Registration Rights Agreement is attached hereto as Exhibit C;

D. The exchange of the Prior Note for the Exchange Note is being made in reliance upon the exemption from registration provided by Rule 3(a)(9) of the Securities Act of 1933, as amended; and

E. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings set forth below:

“Affiliate” means, as to any person (the “Person”), any other Person (a) that directly or indirectly through one or more intermediaries controls or is controlled by, or is under direct or indirect common control with, the subject Person, (b) that directly or indirectly beneficially owns or holds ten percent (10%) or more of any class of voting equity of the subject Person, or (c) ten percent (10%) or more of the voting equity of which is directly or indirectly beneficially owned or held by the subject Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, through representation on such Person’s board of directors or other management committee or group, by contract or otherwise.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except Saturday, Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Common Stock” means the Company’s common stock, no par value per share, and stock of any other class of securities into which such securities may hereafter be reclassified or changed.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, OTC QX or the OTC QB (or any successors to any of the foregoing).

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the Company and the Holder hereby agree as follows:

1.
Exchange of Prior Instruments. On the date hereof, the Holder and the Company shall exchange: (i) the Prior Note for the Exchange Note pursuant to Rule 3(a)(9) of the Securities Act and (ii) each other Prior Instrument for each other Exchange Instrument, in each case, without the payment of any additional consideration (the “Exchange”), as follows:

(a)
Delivery. In exchange for the Prior Instruments, on the date hereof the Company shall issue to the Holder the Exchange Instruments. Promptly following the delivery of the Exchange Instruments to the Holder, the Prior Instruments shall be cancelled and be of no further force or effect.

(b)
Mutual Release. Effective as of the time of consummation of the Exchange, each party hereto, on behalf of itself and its affiliates (collectively, the “Releasing Parties”), hereby unconditionally releases and forever discharges the other party hereto, including, but not limited to, all of such other party's present and former subsidiaries, affiliate companies, shareholders, officers, directors, employees, attorneys and agents, from any and all causes of action demands claims contracts, encumbrances, liabilities, obligations, expenses, losses, and rights of every nature and description, whether arising or pleaded in law or in equity, under contract, statute, tort or otherwise, whether known or unknown, whether accrued, potential, inchoate, liquidated, contingent or actual, asserted or that might have been asserted (“Claims”) which the Releasing Parties now have, have ever had or may hereafter have, accruing or arising contemporaneously with, or before the date hereof, based upon or arising out of the Prior Note. For the avoidance of doubt, this mutual release shall not release any Releasing Party of its obligations, if any, under this Agreement, under the Exchange Note or any other agreement by and between the Company and the Holder.
(c)
Other Documents. The Company and the Holder shall execute and/or deliver such other documents and agreements as are customary and reasonably necessary to effectuate the Exchange.

2.
Representations and Warranties.

(a)
Holder Representations and Warranties. The Holder hereby represents and warrants to the Company that, as of the date hereof, the Holder is the sole record and beneficial owner of the Prior Instruments and will transfer and deliver to the Company at the Closing valid title to the Prior Instruments, free from preemptive or similar rights, taxes, liens (other than Permitted Liens (as defined in the Security Agreement), charges and other encumbrances.

(b) Company Representations and Warranties.

(i)
Except as set forth on Schedule 2.1(b), the Company has the requisite power and authority to enter into and perform its obligations under this Agreement and the Exchange Instruments. The Company hereby represents and warrants to the Holder that, as of the date hereof, the Exchange Instruments and the issuance of the Exchange Instruments have been duly authorized and upon issuance in accordance with the terms of this Agreement and the Exchange Instruments, the shares of Common Stock issuable upon exercise of the Exchange Note will be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, Liens (other than Permitted Liens), charges and other encumbrances with respect to the issue thereof. The Exchange Note shall be issued with the restrictive legend prescribed by the Securities Act. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the shares upon conversion of the Exchange Instruments will not (i) result in a violation of the articles of incorporation or other organizational documents of the Company or any of its subsidiaries, any capital stock of the Company or any of its subsidiaries or bylaws of the Company or any of its subsidiaries, (ii) except as disclosed on Schedule 2.1(b), conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected except, in the case of clause (ii) or (iii) above, to the extent such violations that could not reasonably be expected to have a Material Adverse Effect (as hereinafter defined) on the Company or its subsidiaries.

(ii) Each of the Company and the subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any this Agreement, the Prior Instruments or any document issued in connection with this Agreement or the Exchange Instruments (collectively the “Transaction Documents”), (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(ii)
The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Securities Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Securities and Exchange Commission (the “Commission”) with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(iv) The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act. The Company’s Common Stock is quoted on a Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

3.
Covenants.

(a)
Disclosure of Transactions and Other Material Information. On or before 9:30 a.m., New York time, on the first (1st) Business Day following the date of this Agreement, the Company shall file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by this Agreement in the form required by the Exchange Act, as amended and attaching the form of this Agreement (including all attachments, the “8-K Filing”). From and after the issuance of the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) delivered to the Holder by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated hereby. In addition, effective upon the issuance of 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or affiliates on the one hand, and the Purchaser or any of its affiliates on the other hand, shall terminate. The Company shall not publicly disclose the name of the Purchaser, or include the name of the Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of the Purchaser, except (a) as required by federal securities laws and (b) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchaser with prior notice of such disclosure permitted under this clause (b).

(b)
Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the this Agreement, the Company covenants and agrees that after the date hereof, neither it, nor any other Person acting on its behalf, will provide the Holder or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto the Holder shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that the Holder shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

(c)
Transfer Agent. The Company covenants and agrees that it will at all times while the Exchange Note remains outstanding maintain a duly qualified independent transfer agent.

(d)
Listing of Common Stock. The Company hereby agrees to use best efforts to maintain the listing or quotation of the Common Stock on the Trading Market on which it is currently listed, and concurrently with the Closing, the Company shall apply to list or quote all of the shares of Common Stock issuable upon conversion of the Exchange Note on such Trading Market and promptly secure the listing of all of the shares of Common Stock issuable upon exercise of the Exchange Note on such Trading Market. The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will then include in such application all of the shares of Common Stock issuable upon conversion of the Exchange Note, and will take such other action as is necessary to cause all of the shares of Common Stock issuable upon conversion of the Exchange Note to be listed or quoted on such other Trading Market as promptly as possible. The Company will take all action reasonably necessary to continue the listing or quotation and trading of its Common Stock on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market. The Company agrees to maintain the eligibility of the Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.
(e)
Expenses. The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any conversion notice delivered by the Holder), stamp taxes and other taxes and duties levied in connection with the delivery of any shares of Common Stock issuable upon conversion of the Exchange Note to the Holder other than income and capital gains taxes of the Holder that may be incurred in connection with the transactions contemplated hereby.
(f)
Holding Period. For the purposes of Rule 144 of the 1933 Act, the Company acknowledges and agrees that the holding period of the Exchange Note (and, upon conversion of the Exchange Note, the shares of Common Stock issuable upon conversion of the Exchange Note) may be tacked onto the holding period of the Prior Note. The Company agrees not to take a position contrary thereto or inconsistent with this Section 3(g) and shall bear the expense of any Rule 144 legal opinion in connection therewith.
4.
Miscellaneous.

(a)
Waivers. The waiver of a breach of this Agreement or the failure of any party hereto to exercise any right under this Agreement shall in no way constitute waiver as to future breach whether similar or dissimilar in nature or as to the exercise of any further right under this Agreement.

(b)
Amendment. This Agreement may be amended or modified only by an instrument of equal formality signed by the Parties or the duly authorized representatives of the respective Parties.

(c)
Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflict of laws. Any action, suit, or proceeding arising out of, based on, or in connection with this Agreement or any other Transaction Document, any document relating hereto or delivered in connection with the transactions contemplated hereby, any statement, certificate, or other instrument delivered by or on behalf of, or delivered to, any party hereto or thereto in connection with the transactions contemplated hereby or thereby, any breach of this Agreement or any other Transaction Document or such other document, or the other transactions contemplated hereby or thereby may be brought only in the state courts of the State of New York located in New York City, or in the United States District Court for the Southern District of New York and each party covenants and agrees not to assert, by way of motion, as a defense, or otherwise, in any such action, suit, or proceeding, any claim that it is not subject personally to the jurisdiction of such court if it has been duly served with process, that its property is exempt or immune from attachment or execution, that the action, suit, or proceeding is brought in an inconvenient forum, that the venue of the action, suit, or proceeding is improper, or that this Agreement or the subject matter hereof may not be enforced in or by such court. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other Transaction Document by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address sin effect for notice under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. The Company and the Holder waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs.

(d)
Assignment. This Agreement is not assignable except by operation of law.

(e)
Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed, shall constitute an original copy hereof, but all of which together shall consider but one and the same document.

[Signature Page Follows]

IN WITNESS WHEREOF, the Holder and the Company have duly executed this Agreement as of the date first written above.

COMPANY

GIGA-TRONICS INCORPORATED

By:

Name: Jonathan Read

Title: Chief Executive Officer

HOLDER

BITNILE HOLDINGS, INC.

By:

Name: William Horne

Title: Chief Executive Officer